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                                                                    EXHIBIT 99.2


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                          )       CHAPTER 11
CORAM HEALTHCARE CORPORATION    )
AND CORAM, INC.,                )       CASE NO. 00-3299 (MFW)
                                )
                DEBTORS.        )       (JOINTLY ADMINISTERED)
                                        RELATED TO D.I. NO. 2764

                                HEARING DATE: SEPTEMBER 30, 2003 @ 10:30 A.M.

              INITIAL PLAN SUPPLEMENT TO THE SECOND AMENDED PLAN OF
           REORGANIZATION OF THE OFFICIAL COMMITTEE OF EQUITY SECURITY
                    HOLDERS OF CORAM HEALTHCARE CORPORATION


         The Official Committee of Equity Security Holders of Coram Healthcare Corporation hereby submits, pursuant to Section 1.73 of the Second Amended Plan of Reorganization of the Official Committee of Equity Security Holders, the following documents as an initial Plan Supplement submission. Pursuant to the agreement of all parties, the remaining documents comprising the Plan Supplement will be submitted later this week.

         Exhibit A: Exit Financing Commitment Letter












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                                    /s/ MARK MINUTI
                                    -------------------------------------------
                                    Mark Minuti (No. 2659)
                                    Jeremy W. Ryan (No. 4057)
                                    SAUL EWING LLP
                                    222 Delaware Avenue, Suite 1200
                                    P.O. Box 1266
                                    Wilmington, DE 19899
                                    (302) 421-6840/6805

                                            and

                                    Richard Levy
                                    David J. Bradford
                                    Vincent E. Lazar
                                    Paul V. Possinger
                                    JENNER & BLOCK, LLC
                                    One IBM Plaza
                                    Chicago, Illinois 60611
                                    (312) 222-9350
                                    (312) 840-8703 (Fax)

                                    Counsel for the Official Committee of Equity
                                    Holders of Coram Healthcare Corp.

Dated: September 29, 2003




                                                                               2
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                                  EXHIBIT "A"
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                           (LASALLE BANKS LETTERHEAD)


September 18, 2003

Mr. Donald J. Liebentritt
Equity Group Investments, L.L.C.
Two North Riverside Plaza Suite 600
Chicago, Illinois 60606

Re: Proposal Letter for $25 million Senior Facility

Dear Don:

As we, LaSalle Bank N.A. ("LaSalle") understand, you, as a representative of the Equity Security Holders of Coram Healthcare Corporation ("Coram") are desirous of obtaining financing in the amount of $25,000,000 to provide for the ongoing working capital needs of Coram.

This letter establishes terms under which we propose to provide to Borrower a $25,000,000 senior secured credit facility, subject to our customary underwriting processes and conditions precedent, including, without limitation, complete due diligence confirming accuracy, completeness and a satisfactory update of publicly available information concerning Borrower and all Guarantors, and Bankruptcy Court approval of the Equity Committee's proposed Plan of Reorganization, as amended and restated.

Based upon information known to us today concerning the transaction, LaSalle is pleased to propose the following facility:

1. BORROWER:            Coram Healthcare Corporation

2. GUARANTOR(S):        To be determined based upon corporate structure.

3. CREDIT FACILITIES:   Up to a 3-year $25,000,000 senior secured revolving line
                        of credit ("Revolving Loan Commitment").

4. PURPOSE:             The revolving line of credit will be used for working
                        capital needs.

5. INTEREST RATE:       Borrower's option of the following:
                        A) LaSalle's Prime Rate + 100 to 200 bps, or
                        B) LaSalle's LIBOR + 300 to 400 bps (1, 2, or 3 month
                           contracts)

6. DEFAULT RATE:        2% above the stated interest rate.
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7. CLOSING FEE:   1% of the Credit Facility commitment payable, non-refundable, and fully earned at closing.

8. UNUSED FEE:    1/2% per annum, on the average daily balance of the unused portion of the Credit Facility, payable monthly in arrears.

9. REPAYMENT:     Interest only, payable monthly, or at the maturity of
                  applicable LIBOR contracts with principal due at maturity.

10. COLLATERAL:   The line of credit will be secured by a first priority
                  perfected security lien on all accounts receivable of the Borrower. Availability will be subject to a borrowing formula related to accounts receivables that will be determined upon completion of LaSalle's due diligence.

                  We reserve the right to participate with another lender and/or have an outside party as collateral agent. Costs to be paid by Borrower.

11. COVENANTS:    The legal documentation will also contain financial covenants that are usual and customary for transactions of this type.
                  Representative financial covenants may include, but not be limited to the following:

                  Borrower Covenants (Measured Quarterly)

                  Maximum Senior Debt to EBITDA (TBD)

                  Minimum Tangible Net Worth (TBD)

                  Fixed Charge Coverage Ratio (TBD)

12. REPORTING:    Borrower shall deliver to LaSalle

                  (i) quarterly financial statements within 30 days after the end of each month

                  (ii) a quarterly covenant compliance certificate executed by appropriate officer within 30 days after the end of each quarter

                  (iii) annual audited financial statements within 90 days after the end of each year

                  (iv) annual projected income statements and balance sheets within 60 days of year-end.

                  (v) A monthly borrowing base will be required within 15 days of month end.

11. CASH MANAGEMENT: The Credit Facility is proposed with the understanding that the Bank will become the primary bank of account for the Borrower.

12. CONDITIONS TO CLOSING:

     a. EXECUTION OF LOAN DOCUMENTS: LaSalle shall have received executed copies of such Loan Documents as LaSalle shall require, each in form and substance satisfactory to LaSalle.

     b. AUTHORITY AND CONSENTS: LaSalle shall have received evidence that all authorizations and consents required for the execution and delivery of the Loan Documents and the Formation Documents have been obtained.





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         c.       FINANCIAL REPORTS; OTHER INFORMATION; INSPECTIONS: LaSalle
                  shall have received such financial reports and other information with respect to Borrower as LaSalle may require. Completion of LaSalle's business, legal and collateral due diligence.

         d. LAWS AND PROCEEDINGS: No laws shall be in effect or proceedings pending which prevent or enjoin the Closing, and no proceeding shall be pending which could reasonably be expected to have a material adverse effect on Borrower or its business.

         e. OPINIONS OF COUNSEL: LaSalle shall have such opinions of counsel for Borrower as LaSalle reasonably may require.

         f. INSURANCE: Borrower shall have obtained such insurance, written by insurers and in such form and amounts as LaSalle shall require, and LaSalle shall have received evidence of the foregoing. LaSalle shall have been named with a Lenders loss payable clause with respect to all policies of casualty insurance of Borrower.

         g. FEES AND EXPENSES: LaSalle shall have received evidence that Borrower has paid or will pay at closing all reasonable fees and expenses incurred in connection with the Loans.

         h. NO MATERIAL ADVERSE CHANGE: No material adverse change or trend other than as disclosed in the financial statements furnished to LaSalle prior to the date hereof shall have occurred in the financial condition, business and prospects of Borrower.

         i. CREDIT APPROVAL: LaSalle's receipt of final credit approval for the financing for the transaction in accordance with this letter.

12.      FEES AND EXPENSES: Whether or not the Closing occurs, Borrower will pay, costs which shall include without limitation, lien status search fees, field exam fees and LaSalle's legal and documentation fees. These obligations shall survive the expiration of this Commitment.

13. JURISDICTION; VENUE; GOVERNING LAW: THIS COMMITMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY OF ANY CONTROVERSY ARISING UNDER THIS COMMITMENT OR THE LOAN DOCUMENTS. BORROWER AGREES THAT ANY ACTIONS OR PROCEEDINGS INITIATED BY BORROWER ARISING OUT OF THIS COMMITMENT OR THE LOAN DOCUMENTS SHALL BE LITIGATED EITHER IN THE SUPERIOR COURT OF COOK COUNTY, ILLINOIS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND THAT BORROWER SHALL SUBMIT AND CONSENT TO JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LASALLE IN ANY SUCH COURT. PROVISIONS TO THE FOREGOING EFFECT SHALL BE INCLUDED IN ALL OF THE LOAN DOCUMENTS.

This letter is confidential and is only for your use and the use of your financial advisors and counsel and may not be given to or relied upon by any other person or entity. This proposal is valid through October 31, 2003.


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Borrower agrees to pay on demand all costs, fees and expenses incurred or to be incurred by LaSalle in connection with the consideration, examination, review, documentation, administration, syndication and/or closing of the Credit Facility, including but not limited to auditor fees, counsel fees and all other out-of-pocket expenses relating to any of the foregoing, whether or not the financing transaction contemplated by this letter shall be approved or closed, and whether or not any terms, conditions, and/or requirements herein are modified by any commitment should one be provided.

We sincerely appreciate the opportunity to present this proposal and we look forward to any questions or comments you may have concerning this matter.

Very truly yours,

LaSalle Bank, N.A.

By: /s/ MARY LOU BARTLETT
    ------------------------------------
    Mary Lou Bartlett
    Senior Vice President, Division Head